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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Commission File Number 1-5674

        Date of Report (date of earliest event reported): APRIL 19, 2002



                              ANGELICA CORPORATION
             (Exact name of registrant as specified in its charter)


              MISSOURI                                 43-0905260
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

      424 SOUTH WOODS MILL ROAD
        CHESTERFIELD, MISSOURI                         63017-3406
(Address of principal executive offices)               (Zip Code)


                                 (314) 854-3800
              (Registrant's telephone number, including area code)



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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

         On April 19, 2002, Angelica Corporation, a Missouri corporation
(the "Company"), announced the closing of a sale to Cintas Corporation, a Washington corporation ("Cintas"), of certain of its assets relating to the non-healthcare portion of its Manufacturing and Marketing segment. The sale was consummated pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of April 10, 2002, as amended by a First Amendment to Asset Purchase Agreement dated April 10, 2002 (the "Cintas Agreement"), by and among Cintas, the Company and the Company's wholly owned subsidiary, Angelica International, Ltd., a corporation organized pursuant to the laws of Canada ("Subsidiary"). Certain assets of the Subsidiary were also sold to Cintas as part of the Cintas Agreement.

         Pursuant to the terms of the Cintas Agreement, Cintas paid an aggregate of $21,823,963.40 in cash to the Company and the Subsidiary at closing. Cintas may purchase additional inventory from the Company as needed from time to time upon the sale of such inventory to non-healthcare customers formerly serviced by the Company's Manufacturing and Marketing segment. In connection with the consummation of the transactions contemplated by the Cintas Agreement, the Company agreed to provide certain transition services to Cintas over approximately a six-month period after closing.

         The purchase price paid in connection with the sale was determined through arms-length negotiations among the parties to the Cintas Agreement. The foregoing description is qualified in its entirety by reference to the Cintas Agreement, as amended, a copy of which is attached as an exhibit hereto and incorporated by reference herein.

ITEM 5.       OTHER EVENTS.

         The Company entered into an Asset Purchase Agreement dated April 17, 2002 (the "Medline Agreement") for the sale to Medline Industries, Inc., an Illinois corporation ("Medline") of certain of its assets relating to the healthcare portion of its Manufacturing and Marketing segment. In connection with the Medline Agreement, the Company also entered into a Real Estate Purchase and Sale Agreement dated April 17, 2002 for the sale of the Company's distribution center located in Alamo, Tennessee ( the "Real
Estate Agreement").

         Pursuant to the terms of the Medline Agreement and the Real
Estate Agreement, Medline will pay to the Company an aggregate amount of consideration to be determined at Closing for a license to use the Angelica name and for the purchase of the distribution center, certain other fixed assets, inventory, prepaid expenses and accounts receivable associated with the healthcare portion of the Company's Manufacturing and Marketing segment. In connection with the consummation of the sale, the Company will agree to perform certain transition services to Medline over approximately a six-month period after closing. The closing of the Medline Agreement and the Real Estate Agreement is expected to occur in mid-May 2002.

         The purchase price paid in connection with the sale was determined through arms-length negotiations among the parties to the Medline Agreement and the Real Estate Agreement. The foregoing description is qualified in its entirety by reference to the Medline Agreement and the Real Estate Agreement, copies of which are attached as exhibits hereto and incorporated by reference herein.


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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

   (a)   Financial statements. Not applicable.
         --------------------

   (b)   Pro forma financial information. Pursuant to Item 7(a)(4) of
         -------------------------------
Form 8-K, the Company will file the required pro forma financial information as soon as is practicable, but not later than 60 days after the date that this report is required to be filed.

   (c)   Exhibits. See Exhibit Index.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2002

                              ANGELICA CORPORATION



                              By: /s/ T. M. Armstrong
                                  ------------------------------------------
                                  T. M. Armstrong
                                  Senior Vice President-Finance and
                                  Administration and Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

2.1 Asset Purchase Agreement, dated April 10, 2002, by and among the Company, the Subsidiary and Cintas.

2.2 First Amendment to Asset Purchase Agreement, dated April 10, 2002, by and among the Company, the Subsidiary and Cintas.

2.3 Asset Purchase Agreement, dated April 17, 2002, by and among the Company and Medline.

2.4 Purchase and Sale Agreement, dated April 17, 2002, by and among the Company and Medline.